EXHIBIT 99.1

Allscripts announces third quarter 2016 results

  Bookings total $291 million, 7 percent growth year-over-year; 18 percent year-to-date
  GAAP revenue grows 11 percent and non-GAAP revenue grows 14 percent, year-over-year
  Operating cash flow year-to-date totals $185 million, 44 percent growth year-over-year

CHICAGO, Nov. 03, 2016 (GLOBE NEWSWIRE) -- Allscripts Healthcare Solutions, Inc. (NASDAQ:MDRX) (Allscripts) announced its financial results for the three- and nine-months ended September 30, 2016.

Third Quarter and Recent Business Highlights

  Wise Health System, of Texas, selected Sunrise™ and CareInMotion™ as it strengthens its focus on population health and transitions to a new model of integrated care. Wise provides inpatient and outpatient services to 79 service locations in eight counties, including hospitals, primary care and specialty clinics, physical therapy and rehabilitation centers, imaging centers and bariatric surgery program offices.

  The Bahamian Ministry of Health and the Public Hospitals Authority selected the Sunrise platform for three hospitals and more than one hundred clinics. Sunrise will support the inpatient, ambulatory, emergency and revenue cycle venues with a single platform and single patient record to help achieve the goal of positioning the Bahamas as the healthiest country in the Caribbean.

  Allscripts and King’s College Hospital NHS Foundation Trust (in the United Kingdom) announced the successful deployment of Sunrise as the foundation for its new health information system and completed the deployment in eight months, an unprecedented pace for such a major implementation in the U.K.

  Allscripts and Baylor Scott & White Health, the largest not-for-profit healthcare system in Texas, announced Baylor is now utilizing dbMotion™ Solution to streamline the exchange of electronic health record data between disparate EHR systems used by more than 3,800 physicians who care for over 2.7 million patients.

  2bPrecise LLC, a wholly owned subsidiary of Allscripts, announced the launch of a strategic early adopter program at the National Institutes of Health (NIH), the nation’s leading Care Institution for clinical research. The program will focus on deploying a cloud-based genomics and precision medicine solution that would enable physicians and researchers to use genomic information in their Sunrise workflow, simplifying and optimizing the complex process of finding, selecting, ordering and receiving genomic tests.

  Allscripts acquired CarePort, a pioneer in post-acute outcomes management, to expand its next-generation care management solution. The acquisition will enable providers to manage patients from hospital discharge and across post-acute settings of care.

“Allscripts continued to drive good sales momentum in the third quarter, adding new clients and growing existing relationships across the company’s large global installed base,” Paul M. Black, Chief Executive Officer of Allscripts, said, “We added new Sunrise EHR and revenue cycle management clients globally and bookings for revenue cycle management services reached record levels. In addition, multiple new health care organizations selected our industry-leading CareInMotion technology as a critical platform for their population health strategies.   Industry demand in the third quarter drove strong software bookings, which grew 25 percent year-over-year.”

Please see the “Explanation of Non-GAAP Financial Measures” at the end of this press release for detailed information on calculating non-GAAP measures.

Third Quarter and Nine-Month Bookings Highlights

Bookings(1) were $291 million in the third quarter 2016. This result compares with $272 million in the third quarter of 2015, a 7 percent increase. Excluding Netsmart (“Standalone Allscripts”), bookings were $270 million, essentially equivalent to the record third quarter performance in 2015.

Bookings results in the third quarter were driven by new Sunrise sales in the U.S. and abroad, Allscripts CareInMotion suite, as well as significant growth in private cloud hosting and recurring revenue cycle management services.

In terms of bookings mix, software delivery bookings increased 25 percent year-over-year while client services bookings decreased 7 percent. Fifty-two percent of third quarter 2016 bookings related to software delivery, while the remaining amounts were related to client services.

For the nine-months ended September 30, 2016 bookings totaled $905 million compared with $768 million in the first nine-months of 2015, an 18 percent increase. Standalone Allscripts bookings for the nine-months ended September 30, 2016 totaled $840 million or 9 percent growth year-over-year.

Contract revenue backlog as of September 30, 2016, totaled $3.9 billion, down $54 million from the June 30, 2016, amount.

Mr. Black continued, “Allscripts strategic investments are paying off as illustrated by our continued sales momentum. Today’s healthcare organizations want a financially strong technology partner who is closely aligned with their mission and long-term strategic goals. Allscripts is better positioned than ever with a comprehensive solutions portfolio addressing clinical and financial applications, population health management, consumer engagement and precision medicine. Our consistent strategy to build Open, Connected Communities of health is proving to be Allscripts critical market differentiator.”

Third Quarter and Nine-Month 2016 Revenue Details

Third quarter 2016 GAAP revenue was $392 million, an increase of 11 percent year-over-year. Non-GAAP revenue, which excludes acquisition-related deferred revenue adjustments related to Netsmart, totaled $404 million, improving 14 percent year-over-year.

Netsmart contributed an incremental $38 million of revenue on a GAAP basis and $50 million to non-GAAP revenue in the third quarter.

Software delivery, support and maintenance revenue totaled $253 million on a GAAP basis and $262 million on a non-GAAP basis in the third quarter of 2016, an increase of 10 and 14 percent, respectively, compared with the third quarter of 2015. Software delivery, support and maintenance revenue consists of all software, hardware, subscription and transaction-related revenue as well as support and maintenance.

Client services revenue totaled $140 million on a GAAP basis and $142 million on a non-GAAP basis in the third quarter of 2016, up 13 and 15 percent, respectively, compared with the third quarter of 2015. Client services revenue consists of recurring managed services and other project-based client services revenue.

Recurring revenue, consisting of subscriptions, recurring transactions, support and maintenance and recurring managed services, increased 19 percent compared with the third quarter of 2015. Non-recurring revenue, comprised of systems sales and other project-based client services revenue, decreased two percent compared with the third quarter of 2015. Growth rates in recurring and non-recurring revenue are equivalent on both a GAAP and non-GAAP revenue basis.

For the nine-months ended September 30, 2016, GAAP revenue totaled $1,125 million, an increase of 8 percent year-over-year. Non-GAAP revenue totaled $1,146 million, a 10 percent increase from the comparable period in 2015.  Netsmart contributed an incremental $71 million of revenue on a GAAP basis and $93 million to non-GAAP revenue for the nine-months ended September 30, 2016.

Third Quarter Gross Profit and Operating Expenses

Gross margin in the third quarter of 2016 was 42.3 percent on a GAAP basis and 47.6 percent on a non-GAAP basis, compared with 43.3 and 46.4 percent, respectively, in the third quarter of 2015.

On a GAAP basis, total operating expenses, consisting of selling, general and administrative (SG&A) and research and development (R&D) expenses, were $144 million, or a 4 percent increase year-over-year. Non-GAAP operating expenses totaled $134 million, a 10 percent increase year-over-year. The increase in operating expense was due to incremental expenses from the consolidation of Netsmart. Allscripts Standalone total operating expenses were equivalent to the third quarter of 2015 and second quarter of 2016.

Adjustments made for non-GAAP purposes can impact the directional trends for GAAP versus non-GAAP financial metrics. For a reconciliation of GAAP and non-GAAP items, see the financial tables in this release (Tables 4, 5 and 6).  Period-over-period comparability is also affected by the inclusion of Netsmart in consolidated results beginning April 19, 2016.

Third Quarter and Nine-Month Net Income, Adjusted EBITDA and Earnings per Share

GAAP net loss attributable to Allscripts stockholders in the third quarter of 2016 totaled $10 million compared with a net loss of $5 million in the third quarter of 2015. The net loss includes a $10 million charge for the accretion of redemption preference on redeemable convertible preferred stock, issued in conjunction with the Netsmart transaction in April of this year. For the nine-months ended September 30, 2016, GAAP net loss attributable to Allscripts stockholders totaled $18 million compared with a net loss of $19 million for the nine-months ended September 30, 2015.

Non-GAAP net income attributable to Allscripts stockholders in the third quarter of 2016 totaled $26 million, a 6 percent increase compared with the third quarter of 2015.

GAAP loss per share in the third quarter of 2016 was $0.06 compared with a loss per share of $0.03 in the third quarter of 2015. Non-GAAP earnings per share in the third quarter of 2016 were $0.14, compared with $0.13 in the third quarter of 2015. GAAP loss per share was $0.10 in both the first nine-months of 2016 and 2015. Non-GAAP earnings per share were $0.41, compared with $0.34 for the nine-months ended September 30, 2015, an increase of 21 percent.

Adjusted EBITDA increased to $80 million in the third quarter of 2016, a 21 percent increase compared with the third quarter of 2015. For the nine-months ended September 30, 2016, Adjusted EBITDA totaled $220 million, a 24 percent increase compared to the nine-months ended September 30, 2015.

Adjusted net EBITDA, net of non-controlling interest (“Adjusted net EBITDA”), increased to $70 million in the third quarter of 2016, a 6 percent increase compared with the third quarter of 2015. For the nine-months ended September 30, 2016, Adjusted net EBITDA totaled $201 million, a 14 percent increase compared to the nine- months ended September 30, 2015.

Cash flow from operations for the nine-month period ended September 30, 2016 totaled $185 million, a 44 percent increase, compared to the same periods of 2015. Free cash flow for the nine-month period ended September 30, 2016 totaled $90 million, an 11 percent increase compared to the same periods of 2015. Free cash flow was impacted in the quarter by increased investment in internally developed and purchased software.

Fourth Quarter 2016 Financial Outlook

With one quarter remaining in the year, Allscripts is providing financial guidance specifically for the fourth quarter of 2016:

  Non-GAAP revenue of between $420 million and $435 million, based on sequential quarterly improvement for Standalone Allscripts and Netsmart;
  Adjusted net EBITDA of between $70 million and $80 million; and
  Non-GAAP earnings per share of between $0.14 and $0.16 per diluted share.

Allscripts provides financial guidance for revenue and earnings per share on a non-GAAP basis and for Adjusted net EBITDA. Our non-GAAP guidance excludes the impact of acquisition-related deferred revenue adjustments for Netsmart of $29 million.  Year-to-date, Allscripts recognized $21.8 million, with $2.5 million expected in the fourth quarter of 2016.

For the purpose of providing financial guidance, the Company does not reconcile Adjusted net EBITDA or non-GAAP earnings per share guidance to the corresponding GAAP financial measures. Allscripts does not provide guidance for the various reconciling items since certain items that impact net income are either outside of its control and/or cannot be reasonably predicted.

For a reconciliation of other non-GAAP items, see the explanation of non-GAAP financial measures as well as the non-GAAP financial reconciliation tables in this release (Tables 4, 5 and 6).

Conference Call:

Allscripts will conduct a conference call today, Thursday, November 3, 2016, at 4:30 PM Eastern Daylight Time to discuss its earnings release and other information. Participants may access the conference call via webcast at http://investor.allscripts.com. Participants also may access the conference call by dialing +1 (877) 269-7756 or +1 (201) 689-7817 (international) and requesting Conference ID # 13646368.

A replay of the call will be available approximately two hours after the conclusion of the call, for a period of four weeks, on the Allscripts Investor Relations website or by calling +1 (877) 660-6853 or +1 (201) 612-7415 - Conference ID # 13646368.

Supplemental and non-GAAP financial information is also available at http://investor.allscripts.com.

Footnotes

(1)	Bookings reflect the value of executed contracts for software, hardware, client services, private cloud hosting services, outsourcing and other subscription-based services.

Note:	All percentage changes described within this press release are calculated off of full dollar amounts as illustrated in the accompanying financial statements and Allscripts Supplemental Financial Data Workbook, posted on the Investor Relations website. Rounding differences may occur when individually calculating percentages or totals from rounded amounts included within the press release body compared to full dollar amounts in the tables.

About Allscripts
Allscripts (NASDAQ:MDRX) is a leader in healthcare information technology solutions that advance clinical, financial and operational results. Our innovative solutions connect people, places and data across an Open, Connected Community of Health™. Connectivity empowers caregivers to make better decisions and deliver better care for healthier populations. To learn more, visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

© 2016 Allscripts Healthcare, LLC and/or its affiliates. All Rights Reserved.
Allscripts, the Allscripts logo, and other Allscripts marks are trademarks of Allscripts Healthcare, LLC and/or its affiliates. All other products are trademarks of their respective holders, all rights reserved. Reference to these products is not intended to imply affiliation with or sponsorship of Allscripts Healthcare, LLC and/or its affiliates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current beliefs and expectations of Allscripts management, only speak as of the date that they are made, and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” and similar terms. Actual results could differ from those set forth in the forward-looking statements, and reported results should not be considered an indication of future performance. Certain factors that could cause Allscripts actual results to differ materially from those described in the forward-looking statements include, but are not limited to: the response of customers and competitors to the Netsmart joint business entity; the expected financial contribution and results of the Netsmart joint business entity, including consolidation for financial reporting purposes; Allscripts failure to compete successfully; consolidation in Allscripts industry; current and future laws, regulations and industry initiatives; increased government involvement in Allscripts industry; the failure of markets in which Allscripts operates to develop as quickly as expected; Allscripts or its customers’ failure to see the benefits of government programs; changes in interoperability or other regulatory standards; the effects of the realignment of Allscripts sales, services and support organizations; market acceptance of Allscripts products and services; the unpredictability of the sales and implementation cycles for Allscripts products and services; Allscripts ability to manage future growth; Allscripts ability to introduce new products and services; Allscripts ability to establish and maintain strategic relationships; risks related to the acquisition of new companies or technologies; the performance of Allscripts products; Allscripts ability to protect its intellectual property rights; the outcome of legal proceedings involving Allscripts; Allscripts ability to hire, retain and motivate key personnel; performance by Allscripts content and service providers; liability for use of content; security breaches; price reductions; Allscripts ability to license and integrate third party technologies; Allscripts ability to maintain or expand its business with existing customers; risks related to international operations; changes in tax rates or laws; business disruptions; Allscripts ability to maintain proper and effective internal controls; and asset impairment charges. Additional information about these and other risks, uncertainties and factors affecting Allscripts business is contained in Allscripts filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in the most recent Allscripts Annual Report on Form 10-K and subsequent Form 10-Qs. Allscripts does not undertake to update forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes in its business, financial condition or operating results over time.

Table 1
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$77.3	$116.9
Accounts receivable, net	400.1	327.8
Prepaid expenses and other current assets	112.4	93.6
Total current assets	589.8	538.3
Long-term marketable securities (a)	197.3	0.0
Fixed assets, net	144.8	125.6
Software development costs, net	140.0	85.8
Intangible assets, net	730.8	347.6
Goodwill	1,882.2	1,222.6
Deferred taxes, net	3.0	2.3
Other assets (a)	122.2	359.7
Total assets	$3,810.1	$2,681.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$93.2	$60.0
Accrued expenses	85.3	62.0
Accrued compensation and benefits	52.8	62.4
Deferred revenue	370.8	315.9
Current maturities of long-term debt	12.1	12.2
Non-recourse current maturities of long-term debt - Netsmart	1.3	0.0
Current maturities of capital lease obligations	10.0	0.4
Total current liabilities	625.5	512.9
Long-term debt	663.1	612.4
Non-recourse long-term debt - Netsmart	533.6	0.0
Long-term capital lease obligations	13.1	0.6
Deferred revenue	18.2	20.3
Deferred taxes, net	155.9	22.2
Other liabilities	52.8	94.5
Total liabilities	2,062.2	1,262.9
Redeemable convertible non-controlling interest - Netsmart	377.5	0.0
Total Allscripts Healthcare Solutions, Inc.'s stockholders' equity	1,329.7	1,407.8
Non-controlling interest	40.7	11.2
Total stockholders’ equity	1,370.4	1,419.0
Total liabilities and stockholders’ equity	$3,810.1	$2,681.9

(a) As of September 30, 2016, long-term available-for-sale marketable securities represent the value of NantHealth common stock subsequent to its IPO. As of December 31, 2015, this investment was included in other assets as it was accounted for under the equity method of accounting prior to the IPO.

Table 2
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Software delivery, support and maintenance	$252.7	$230.7	$731.7	$690.8
Client services	139.7	123.8	392.8	350.0
Total revenue	392.4	354.5	1,124.5	1,040.8
Cost of revenue:
Software delivery, support and maintenance	86.6	70.8	240.9	223.2
Client services	116.4	109.0	336.0	327.8
Amortization of software development and acquisition-related assets (a)	23.3	21.3	62.9	63.0
Total cost of revenue	226.3	201.1	639.8	614.0
Gross profit	166.1	153.4	484.7	426.8
Selling, general and administrative expenses	98.8	91.1	277.7	259.9
Research and development	45.2	47.7	140.1	138.8
Asset impairment charges	0.0	0.0	4.7	0.3
Amortization of intangible and acquisition-related assets	5.3	5.7	14.9	19.0
Income from operations	16.8	8.9	47.3	8.8
Interest expense and other, net (b)	(19.4)	(8.9)	(42.3)	(21.7)
Equity in net loss of unconsolidated investments	0.0	(1.4)	(7.5)	(1.3)
Loss before income taxes	(2.6)	(1.4)	(2.5)	(14.2)
Income tax benefit (provision)	2.7	(3.7)	2.6	(4.2)
Net income (loss)	0.1	(5.1)	0.1	(18.4)
Less: Net income attributable to non-controlling interest	(0.1)	(0.1)	(0.1)	(0.1)
Less: Accretion of redemption preference on redeemable convertible non-controlling interest - Netsmart	(10.1)	0.0	(18.3)	0.0
Net loss attributable to Allscripts Healthcare Solutions, Inc. stockholders	($10.1)	($5.2)	($18.3)	($18.5)

Loss per share - basic and diluted	($0.06)	($0.03)	($0.10)	($0.10)

Weighted average common shares outstanding:
Basic	186.2	188.9	187.2	183.7
Diluted	186.2	188.9	187.2	183.7

(a) Amortization of software development and acquisition-related assets includes:
Amortization of capitalized software development costs	$10.6	$12.2	$31.2	$35.6
Amortization of acquisition-related intangible assets	12.7	9.1	31.7	27.4
	$23.3	$21.3	$62.9	$63.0

(b) Interest expense and other, net are comprised of the following for the periods presented:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Non-cash amortization of 1.25% Cash Convertible Notes original issue discount	$2.9	$2.8	$8.5	$8.1
Non-cash write-off of unamortized deferred debt issuance costs	0.0	1.4	0.0	1.4
Non-cash charges to interest expense and other, net	2.9	4.2	8.5	9.5
Interest expense	14.9	4.4	30.6	12.2
Amortization of discounts and debt issuance costs	1.6	0.7	3.7	2.3
Other income, net	0.0	(0.4)	(0.5)	(2.3)
Total interest expense and other, net	$19.4	$8.9	$42.3	$21.7

Table 3
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income (loss)	$0.1	($5.1)	$0.1	($18.4)
Non-cash adjustments to net (loss) income:
Depreciation and amortization	43.9	41.0	120.5	124.5
Stock-based compensation expense	9.6	8.9	29.7	27.2
Other non-cash charges, net	(1.5)	4.6	9.0	4.6
Total non-cash adjustments to income	52.0	54.5	159.2	156.3
Cash impact of changes in operating assets and liabilities	0.9	(9.9)	25.8	(9.6)
Net cash provided by operating activities	53.0	39.5	185.1	128.3
Cash flows from investing activities:
Capital expenditures	(8.4)	(4.6)	(25.0)	(14.2)
Capitalized software	(32.9)	(11.0)	(70.0)	(32.7)
Purchases of equity securities in partner entities, business acquisitions, net of cash acquired and other investments	(29.8)	(2.6)	(956.0)	(222.1)
Sales and maturities of marketable securities and other investments	0.0	2.5	0.0	3.8
Net cash used in investing activities	(71.1)	(15.7)	(1,051.0)	(265.2)
Cash flows from financing activities:
Repurchase of common stock	(19.0)	0.0	(71.1)	0.0
Proceeds from issuance of redeemable convertible preferred stock	0.0	0.0	333.6	0.0
Proceeds from sale or issuance of common stock	0.1	0.7	0.1	102.1
Stock-based compensation-related payments, net	0.0	(0.2)	(6.4)	(5.4)
Credit facilities and capital lease borrowings (payments), net	23.6	(8.6)	569.8	79.5
Net cash provided by (used in) financing activities	4.7	(8.1)	826.0	176.2
Effect of exchange rate changes on cash and cash equivalents	0.0	(0.8)	0.3	(1.1)
Net (decrease) increase in cash and cash equivalents	(13.4)	14.9	(39.6)	38.2
Cash and cash equivalents, beginning of period	90.7	76.5	116.9	53.2
Cash and cash equivalents, end of period	$77.3	$91.4	$77.3	$91.4

Table 4
Allscripts Healthcare Solutions, Inc.
Condensed Non-GAAP Financial Information
(In millions, except per share amounts and percentages)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Total revenue, as reported	$392.4	$354.5	$1,124.5	$1,040.8

Acquisition-related deferred revenue adjustments	11.7	0.0	21.8	0.0
Total non-GAAP revenue	$404.1	$354.5	$1,146.3	$1,040.8

Gross profit, as reported	$166.1	$153.4	$484.7	$426.8

Acquisition-related deferred revenue adjustments	11.7	0.0	21.8	0.0
Acquisition-related amortization	12.7	9.1	31.7	27.4
Stock-based compensation expense	1.9	1.8	6.8	6.8
Total non-GAAP gross profit	$192.4	$164.3	$545.0	$461.0

Income (loss) from operations, as reported	$16.8	$8.9	$47.3	$8.8

Acquisition-related deferred revenue adjustments	11.7	0.0	21.8	0.0
Acquisition-related amortization	18.0	14.8	46.6	46.4
Stock-based compensation expense	9.8	9.2	30.9	28.7
Non-recurring expenses and transaction-related costs (a)	2.2	9.9	6.8	23.4
Non-cash asset impairment charges	0.0	0.0	4.7	0.3
Total non-GAAP operating income	$58.5	$42.8	$158.1	$107.6

Net loss attributable to Allscripts Healthcare Solutions, Inc. stockholders, as reported	($10.1)	($5.2)	($18.3)	($18.5)
Less: Net loss attributable to non-controlling interest	0.1	0.1	0.1	0.1
Less: Accretion of redemption preference on redeemable convertible non-controlling interest - Netsmart	10.1	0.0	18.3	0.0
Net income (loss), as reported	$0.1	($5.1)	$0.1	($18.4)

Acquisition-related deferred revenue adjustments	11.7	0.0	21.8	0.0
Acquisition-related amortization	18.0	14.8	46.6	46.4
Stock-based compensation expense	9.8	9.2	30.9	28.7
Non-recurring expenses and transaction-related costs (a)	2.2	9.9	6.8	23.4
Non-cash asset impairment charges	0.0	0.0	4.7	0.3
Non-cash charges to interest expense and other	2.9	4.2	8.5	9.5
Equity in net earnings of unconsolidated investments	0.0	1.4	7.5	1.7
Tax effect of adjustments to reconcile GAAP to non-GAAP net income	(15.6)	(14.0)	(44.4)	(38.4)
Tax rate alignment	(1.8)	4.2	(1.7)	9.2
Total Non-GAAP net income	$27.3	$24.6	$80.8	$62.4
Less: Non-GAAP net income attributable to non-controlling interest	(1.4)	(0.1)	(3.1)	(0.1)
Non-GAAP net income attributable to Allscripts Healthcare Solutions, Inc.	$25.9	$24.5	$77.7	$62.3

Non-GAAP effective tax rate	35%	35%	35%	35%

Weighted shares outstanding - diluted	189.1	191.2	189.3	185.1

Loss per share - basic and diluted, as reported	($0.06)	($0.03)	($0.10)	($0.10)

Non-GAAP earnings per share attributable to Allscripts Healthcare Solutions, Inc. - diluted	$0.14	$0.13	$0.41	$0.34

Note: Adjustments to reconcile GAAP to non-GAAP net income are presented gross of tax, with net tax effects included in row titled "Tax effect of adjustments to reconcile GAAP to non-GAAP net income".
(a) Non-recurring expenses and transaction-related costs included in cost of revenue and operating expenses are comprised of the following for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Operating expenses:
Severance and other costs	0.0	9.9	0.2	23.3
Transaction-related costs	2.2	0.0	6.6	0.1
Total non-recurring expenses and transaction related costs	$2.2	$9.9	$6.8	$23.4

Table 5
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Adjusted EBITDA
(In millions, except percentages)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Total revenue, as reported	$392.4	$354.5	$1,124.5	$1,040.8
Acquisition-related deferred revenue adjustments	11.7	0.0	21.8	0.0
Total non-GAAP revenue	$404.1	$354.5	$1,146.3	$1,040.8

Net income (loss), as reported	$0.1	($5.1)	$0.1	($18.4)

Acquisition-related deferred revenue adjustments	11.7	0.0	21.8	0.0
Depreciation and amortization	43.9	41.0	120.5	124.5
Stock-based compensation expense	9.8	9.2	30.9	28.7
Non-recurring expenses and transaction-related costs	2.2	9.9	6.8	23.4
Non-cash asset impairment charges	0.0	0.0	4.7	0.3
Interest expense and other, net (a)	14.9	5.8	30.1	13.4
Equity in net earnings of unconsolidated investments	0.0	1.4	7.5	1.3
Tax (benefit)/provision	(2.7)	3.7	(2.6)	4.2
Adjusted EBITDA	79.9	65.9	219.8	177.4

Adjusted EBITDA margin (b)	20%	19%	19%	17%

Less: Adjusted EBITDA attributable to non-controlling interest	10.1	0.2	19.0	0.5

Adjusted net EBITDA, net of non-controlling interest	$69.8	$65.7	$200.8	$176.9

Adjusted net EBITDA margin, net of non-controlling interest (c)	17%	19%	18%	17%

(a) Interest expense and other, net has been adjusted from the amounts presented in the statements of operations in order to remove the amortization of the fair value of the cash conversion option embedded in the 1.25% Cash Convertible Notes and deferred debt issuance costs from interest expense since such amortization is also included in depreciation and amortization.

(b) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by non-GAAP revenue.

(c) Adjusted net EBITDA margin, net of non-controlling interest is calculated by dividing adjusted net EBITDA, net of non-controlling interest by non-GAAP revenue.

Table 6
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Free Cash Flow
(In millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$53.0	$39.5	$185.1	$128.3
Cash flows from investing activities:
Capital expenditures	(8.4)	(4.6)	(25.0)	(14.2)
Capitalized software	(32.9)	(11.0)	(70.0)	(32.7)
Free cash flow	$11.7	$23.9	$90.1	$81.4

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with U.S. generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this release non-GAAP revenue, gross profit, gross margin, operating expense, net income, including non-GAAP earnings per share, non-GAAP effective income tax rate, Adjusted EBITDA and free cash flow, which are considered non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. The definitions of non-GAAP financial measures used throughout this document are presented below:

  Non-GAAP revenue consists of GAAP revenue and adds back recognized deferred revenue from the Netsmart transaction that is eliminated for GAAP purposes due to purchase accounting adjustments.

  Non-GAAP gross profit consists of GAAP gross profit as reported and excludes acquisition-related deferred revenue adjustments, acquisition-related amortization and stock-based compensation expense. Non-GAAP gross margin consists of non-GAAP gross profit as a percentage of GAAP revenue in the applicable period. For the third quarter of 2016, non-GAAP gross margin totaled 47.6 percent, consisting of non-GAAP gross profit of $192.4 million divided by non-GAAP revenue of $404.1 million. For the third quarter of 2015, non-GAAP gross margin totaled 46.4 percent, consisting of non-GAAP gross profit of $164.3 million divided by revenue of $354.5 million. Reconciliations to non-GAAP gross profit are found in Table 4 within this press release.

  Non-GAAP operating expense consists of GAAP selling, general and administrative expenses (SG&A) and research and development expense (R&D), as reported, and excludes non-recurring expenses and transaction-related costs and stock-based compensation expense recorded to SG&A and R&D. For the third quarter of 2016, non-GAAP operating expense totaled $133.9 million, consisting of $98.8 million of GAAP SG&A and $45.2 million of GAAP R&D expense and excludes $2.2 million of total non-recurring expenses and transaction-related costs and $7.9 million of stock-based compensation expense recorded to SG&A and R&D. For the third quarter of 2015, non-GAAP operating expense totaled $121.5 million consisting of $91.1 million of GAAP SG&A and $47.7 million of GAAP R&D expense and excludes $9.9 million of total non-recurring expense and transaction-related costs and $7.4 million of stock-based compensation expense recorded to SG&A and R&D.

  Adjusted EBITDA is a non-GAAP measure and consists of GAAP net income (loss) as reported and adjusts for: acquisition-related deferred revenue adjustments; depreciation and amortization; stock-based compensation expense; non-recurring expenses and transaction-related costs; non-cash asset impairment charges; interest expense and other, net; equity in net earnings of unconsolidated investments; and tax provision (benefit).

  Adjusted net EBITDA, net of non-controlling interest, is a non-GAAP measure and consists of Adjusted EBITDA as described above, with an adjustment to reduce Adjusted EBITDA for the percentage of non-controlling interest in consolidated subsidiaries. For this presentation, Netsmart preferred stock is treated as if it was converted to common stock.

  Non-GAAP effective income tax rate is based on non-GAAP pre-tax earnings and consists of the statutory federal income tax rate, Allscripts effective state income tax rate and adjustments for permanent differences.

  Non-GAAP net income consists of GAAP net income/(loss) as reported, and adds back acquisition-related deferred revenue adjustments, acquisition-related amortization, stock-based compensation expense, non-recurring expenses and transaction-related costs, non-cash charges to interest expense and other, non-cash asset impairment charges, and equity in net earnings of unconsolidated investments and the related tax effect of the aforementioned adjustments. Non-GAAP net income also includes a tax rate alignment adjustment.

  Non-GAAP net income attributable to Allscripts Healthcare Solutions, Inc. is a non-GAAP measure and consists of Non-GAAP net income as described above, with an adjustment to reduce Non-GAAP net income for the percentage of non-controlling interest outside Allscripts ownership position. For this presentation, Netsmart preferred stock is treated as if it was converted to common stock.

  Non-GAAP earnings per share consists of non-GAAP net income, as defined above, divided by weighted shares outstanding – diluted in the applicable period.

  Free cash flow consists of GAAP cash flows provided by operating activities in the applicable period, net of capital expenditures and capitalized software costs.

Standalone Allscripts.  Standalone Allscripts refers to Allscripts, excluding the financial contribution from Netsmart for the specified period.

Deferred Revenue. Deferred revenue adjustments include acquisition-related deferred revenue adjustments, which reflect the fair value adjustments to deferred revenue acquired in a business acquisition. The fair value of acquired deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree's software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Allscripts adds back acquisition-related deferred revenue adjustments for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations.

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP gross profit, non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously-acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. Allscripts excludes stock-based compensation expense from non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.

Non-Recurring Expenses and Transaction-Related Costs. Non-recurring expenses relate to certain severance, product consolidation, legal proceedings, consulting and other charges incurred in connection with activities that are considered one-time. For the third quarter of 2016, Allscripts incurred $2.2 million of transaction-related expenses associated with the Netsmart joint business entity and other transactions closed in the quarter.

Allscripts excludes non-recurring expenses and transaction-related costs from non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

Non-Cash Charges to Interest Expense and Other. Non-cash charges to interest expense and other includes non-cash amortization of the fair value of the cash conversion option embedded in the 1.25 percent Cash Convertible Notes issued by Allscripts during the second quarter of 2013.

Non-Cash Asset Impairment Charges. Asset impairment charges relate primarily to product consolidation activities and the write-down of the carrying value of equity investments in non-consolidated third parties.

Equity in Net Earnings of Unconsolidated Investments. Equity in net earnings of unconsolidated investments represent our share of the equity earnings (losses) of our investments in third parties accounted for under the equity method, including the amortization of cost basis adjustments. The amounts recognized during the nine- months ended September 30, 2016 represent our share of the net loss incurred by NantHealth LLC along with the amortization of cost basis adjustments prior to its initial public offering in June 2016.

Tax Rate Alignment. Tax adjustment aligns the applicable period’s effective tax rate to the expected annual non-GAAP effective tax rate.

Management also believes that non-GAAP revenue, gross profit, operating expense, operating income, net income, non-GAAP net income on a per share basis, Adjusted EBITDA, Adjusted EBITDA, net of non-controlling interest and free cash flow provide useful supplemental information to management and investors regarding the underlying performance of Allscripts business operations. Acquisition accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments provided and discussed herein. Management also uses this information internally for forecasting and budgeting, as it believes that these measures are indicative of core operating results. In addition, management may use non-GAAP gross profit, SG&A, operating expense, operating income, net income and/or Adjusted EBITDA to measure achievement under Allscripts stock and cash incentive compensation plans. Note, however, that non-GAAP gross profit, operating income and net income and non-GAAP net income on a per share basis and Adjusted EBITDA are performance measures only, and they do not provide any measure of cash flow or liquidity. Allscripts considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after capital expenditures and capitalized software costs. Free cash flow provides management and investors a valuable measure to determine the quantity of capital generated that can be deployed to create additional shareholder value by a variety of means. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the definitions and reconciliations of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

For more information contact:

Investors:
Seth Frank
312-506-1213
seth.frank@allscripts.com

Media:
Concetta DiFranco
312-447-2466
concetta.difranco@allscripts.com